Exhibit 5.1

[Letterhead of Cadwalader, Wickersham & Taft LLP]

November 18, 2010

Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O’Fallon, Missouri 63368-2240

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers REMIC Pass-Through Certificates (“Certificates”) to be sold by Citicorp Mortgage Securities, Inc. (the “Company”) in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a “Trustee”) , CitiMortgage, Inc., as servicer and master servicer, and Citibank, N.A., as paying agent, certificate registrar and authenticating agent. A form of the Pooling and Servicing Agreement is included as an exhibit to the Registration Statement.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement and the Prospectus, consisting of the core prospectus, as supplemented by the prospectus supplement, constituting a part thereof, each as filed with the Commission, (ii) the form of the Pooling and Servicing Agreement, as filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, we are of the opinion that when a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, duly authenticated by the applicable Trustee, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinions” in the Prospectus Supplement forming a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

             Very truly yours,

             /s/ Cadwalader, Wickersham & Taft LLP